UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California		95037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As we have previously reported, the Company finances a substantial portion of its working capital requirements with borrowings under a long-term revolving bank line of credit, which is governed by a bank line of credit agreement (the “Credit Line Agreement”) entered into by the Company with Bank of America N. A. (the “Bank”).

The Credit Line Agreement contains a single financial covenant which requires the Company to achieve a fixed charge coverage ratio of at least 1.10–to-1.0 for successive rolling 12 month periods ending on the last day of each fiscal quarter. The first of those rolling 12-month periods to which the covenant was to have been applicable was the 12 month period ending March 31, 2012. On May 1, 2012, the Bank and the Company amended the Credit Line Agreement to provide, instead, that the first of those rolling 12-month periods to which that financial covenant will apply will be the 12 month period ending June 30, 2012. A copy of that amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Eleventh Amendment to Third Amended & Restated Loan and Security Agreement between the Company and Bank of America, N. A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Dated: May 4, 2012	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President & Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Eleventh Amendment to Third Amended & Restated Loan and Security Agreement between the Company and Bank of America, N. A.

E-1